EXHIBIT 99.1
ChromaDex Corporation Reports Fourth Quarter and Fiscal Year 2023 Results
Fourth quarter net sales of $21.2 million, gross margin of 61.0%, and net income of $0.1 million. Full year net sales of $83.6 million, up 16% from the prior year, gross margin of 60.8%, net loss of only $4.9 million, positive Adjusted EBITDA of $1.9 million and positive operating cash flows.
LOS ANGELES, CA - March 6, 2024 - ChromaDex Corp. (NASDAQ:CDXC) today announced fourth quarter and fiscal year 2023 financial results.

Fourth Quarter 2023 and Recent Highlights
•Total net sales of $21.2 million, with $17.6 million from Tru Niagen®, up 1% and 9%, respectively, from the prior year quarter.
•Delivered strong gross margin of 61.0%, an increase of 380 basis points, compared to 57.2% from the prior year quarter.
•Achieved net income of $0.1 million, a $1.5 million improvement from a net loss of $1.4 million in the prior year quarter.
•Adjusted EBITDA, a non-GAAP measure, was a positive $1.2 million, a $0.9 million improvement from the prior year quarter.
•Maintained positive operating cash flows for a fourth consecutive quarter, ending with $27.3 million in cash and no debt.
•In October 2023, launched clinical strength Tru Niagen® Pro 1,000 mg, proven to elevate NAD+ levels by 150% in three weeks.
•In November 2023, phase II clinical study published in the peer-reviewed journal, Movement Disorders, found that supplementation with Niagen® increased whole blood NAD+ levels up to fourfold, improved coordination and eye movement while maintaining biomarkers of stable liver and kidney function in Ataxia Telangiectasia (AT) patients.
•In November 2023, clinical trial published in the peer-reviewed journal, Nature Communications, found that high-dosages of Niagen® induces a potent NAD+ response and is associated with mild improvement in Parkinson's Disease.

Full Year 2023 Highlights
•Delivered on latest financial outlook to investors across all metrics, and exceeded targets for gross margin and general and administrative expense.
•Total net sales of $83.6 million, with $69.5 million from Tru Niagen®, each increasing 16% year-over-year.
•Gross margin of 60.8%, an improvement of 140 basis points from 59.4% in the prior year.
•Selling and marketing expense as a percentage of net sales improved 770 basis points year-over-year.
•General and administrative expense decreased $3.3 million year-over-year.
•Net loss of $4.9 million or $0.07 loss per share, an $11.6 million improvement, or $0.17 per share, year-over-year.
•Adjusted EBITDA, a non-GAAP measure, was a positive $1.9 million, a $11.9 million improvement year-over-year.
•In August 2023, expanded ChromaDex’s worldwide reach launching Tru Niagen® on iHerb, a global destination for supplements.
•In October 2023, Zesty Paws, a prominent name in pet supplements, partnered with ChromaDex to launch a Healthy Aging NAD+ Precursor supplement for pets, featuring Niagen®. This partnership marks the entry into the longevity category for pets and extends the power of Niagen® to animal companions.
•ChromaDex External Research Program (CERP™) celebrated its 10th anniversary, signing more than 275 global research agreements with over 235 independent, expert investigators to uncover the full potential of NAD+ with Niagen®. This research has shown that the health benefits of Niagen® translate from preclinical models to human clinical studies for brain, heart and muscle health with remarkable consistency. Looking to the next 10 years, there is great anticipation for emerging benefits in sensory, infant, maternal and reproductive health to be translated from preclinical to human studies.

“ChromaDex had its strongest year yet, achieving $83.6 million in revenue, up 16% year-over-year, with positive adjusted EBITDA of $1.9 million, and consistent positive operating cash flows each quarter. Additionally, the fourth quarter marked an important milestone with the company achieving positive net income,” said Rob Fried, ChromaDex Chief Executive Officer. “Ending the year with $27.3 million in cash and no debt underscores our financial strength. This solid foundation, paired with continued investments in our future, fuels our optimism as we set the stage for accelerated growth in 2024 and beyond. We're confident in our trajectory and excited about the new market opportunities ahead.”

Results of operations for the three months ended December 31, 2023 compared to the prior year quarter
ChromaDex reported net sales of $21.2 million, an increase of $0.2 million, or 1%. The increase was driven by a $1.5 million increase in Tru Niagen® sales, largely offset by a decline of $1.2 million in Niagen® ingredient sales since the prior year period included a $2.0 million upfront minimum purchase from Nestle Health Science.
Gross margin percentage improved 380 basis points to 61.0%. The increase in gross margin percentage is largely attributable to a shift in business and customer mix and benefits from economies of scale.
Operating expense decreased $0.4 million to $13.1 million driven by a reduction in general and administrative expense of $0.6 million and research and development of $0.1 million, partially offset by $0.3 million of higher selling and marketing expense.
Delivered net income of $0.1 million, translating to $0.00 earnings per share, compared to a net loss of $1.4 million, or $0.02 loss per share in the prior year quarter. Adjusted EBITDA, a non-GAAP measure, was a positive of $1.2 million, a $0.9 million improvement from the fourth quarter of 2022. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to net income (loss), the most directly comparable GAAP measure.

 Results of operations for the year ended December 31, 2023 compared to the prior year
ChromaDex reported net sales of $83.6 million, an increase of $11.5 million, or 16%, driven by higher Tru Niagen® and ingredient sales of $9.4 million and $2.4 million, respectively, slightly offset by lower analytical and reference standards sales.
Gross margin percentage improved by 140 basis points to 60.8% compared to 59.4% in the prior year. The increase in gross margin percentage is attributable to a shift in customer mix, supply chain management optimization efforts, and benefits from economies of scale.
Operating expense decreased $5.0 million to $56.4 million driven by $3.3 million in lower general and administrative expense paired with a $1.9 million reduction in selling and marketing expense, partially offset by a slight increase in research and development expense.
Net loss was $4.9 million, or $0.07 loss per share, compared to a net loss of $16.5 million, or $0.24 loss per share, in the prior year. Adjusted EBITDA, a non-GAAP measure, was a positive $1.9 million, an improvement of $11.9 million from the prior year. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to net loss, the most directly comparable GAAP measure.
Net cash inflow from operating activities was $7.1 million, showing a significant improvement compared to a net cash outflow of $15.1 million in the prior year. This increase is largely due to improvements in net loss of $11.6 million and positive impacts from changes in working capital. ChromaDex ended fiscal year 2023 with $27.3 million in cash and cash equivalents and no debt.

2024 Outlook
Looking forward, for the full year, the Company expects the trajectory of revenue growth to continue, projecting a higher rate of revenue growth than the prior year growth of 16%. This outlook assumes continued revenue growth through our e-commerce business as well as established partnerships, and assumes upside from opportunities with new partnerships, channels, and products. The Company projects that gross margin will improve slightly year-over-year driven by continued supply chain optimization efforts and cost savings, along with overall scale. Moreover, selling and marketing expense will increase in absolute dollars but remain stable as a percentage of net sales, as the Company continues to make focused investments to drive brand awareness and support new market launches, while maintaining efficiency. The Company plans to increase investments in research and development to drive future innovation and expects an increase in general and administrative expense of $1.5 million - $2.5 million to support growth.

Investor Conference Call
A live webcast will be held Wednesday, March 6, 2024 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss ChromaDex’s fourth quarter and fiscal year 2023 financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investor Relations section of ChromaDex’s website at www.ChromaDex.com. The toll-free dial-in information for this call is 1-888-596-4144 with Conference ID: 8584242.
The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern time on March 6, 2024 to 11:59 p.m. Eastern time on March 13, 2024. The replay of the call can also be accessed by dialing 1-800-770-2030, using the Replay ID: 8584242.
Important Note on Forward Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from ChromaDex’s Chief Executive Officer, and statements related to the Company’s 2024 financial outlook including but not limited to revenue growth, gross margin, expenses, and investment plans.
Risks that contribute to the uncertain nature of the forward-looking statements include: inflationary conditions and adverse economic conditions; our history of operating losses and need to obtain additional financing; the growth and profitability of our product sales; our ability to maintain sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About ChromaDex:

ChromaDex Corporation is a global bioscience company dedicated to healthy aging. The ChromaDex team, which includes world-renowned scientists, is pioneering research on nicotinamide adenine dinucleotide (NAD+), an essential coenzyme that is a key regulator of cellular metabolism and is found in every cell of the human body. NAD+ levels in humans have been shown to decline with age, among other factors, and may be increased through supplementation with NAD+ precursors. ChromaDex is the innovator behind the NAD+ precursor nicotinamide riboside (NR), commercialized as the flagship ingredient Niagen®. Nicotinamide riboside and other NAD+ precursors are protected by ChromaDex’s patent portfolio.

The Company delivers Niagen® as the sole active ingredient in its consumer product Tru Niagen® available at www.truniagen.com and through partnerships with global retailers and distributors. The Company also develops and commercializes proprietary-based ingredient technologies and supplies these ingredients as raw materials to the manufacturers of consumer products. The Company further offers natural product fine chemicals, known as phytochemicals, and related research and development services. Follow us on X (formerly Twitter) @ChromaDex and Instagram @TruNiagen and subscribe to our latest news via our website accessible at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations
+1 (949) 356-1620
InvestorRelations@ChromaDex.com

Media Relations
Kendall Knysch
Director of Media Relations
+1 (310) 388-6706 Ext. 689
Kendall.Knysch@ChromaDex.com

ChromaDex Corporation and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(In thousands, except per share data)
Sales, net	$21,196	$20,996	$83,570	$72,050
Cost of sales	8,259	8,980	32,790	29,253
Gross profit	12,937	12,016	50,780	42,797
Operating expenses:
Sales and marketing	6,520	6,187	26,438	28,313
Research and development	1,159	1,279	4,958	4,826
General and administrative	5,426	5,994	24,983	28,286
Total operating expenses	13,105	13,460	56,379	61,425
Operating loss	(168)	(1,444)	(5,599)	(18,628)

Other income, net - Employee Retention Tax Credit	—	—	—	2,085
Interest income, net	282	26	661	3
Net income (loss)	$114	$(1,418)	$(4,938)	$(16,540)

Net income (loss) per share attributable to common stockholders:
Basic	$—	$(0.02)	$(0.07)	$(0.24)
Diluted	$—	$(0.02)	$(0.07)	$(0.24)

Weighted average common shares outstanding:
Basic	75,122	73,878	74,985	69,729
Diluted	75,135	73,878	74,985	69,729

ChromaDex Corporation and Subsidiaries
Consolidated Balance Sheets

	December 31,
(In thousands except par values, unless otherwise indicated)	2023	2022
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $152 for both periods presented	$27,325	$20,441
Trade receivables, net of allowances of $68 and $122, respectively; Including receivables from Related Party of $2.8 million and $3.1 million, respectively.	5,234	8,482
Inventories	14,525	14,677
Prepaid expenses and other assets	2,450	2,967
Total current assets	49,534	46,567

Leasehold improvements and equipment, net	2,137	2,799
Intangible assets, net	510	671
Right-of-use assets	2,400	3,523
Other long-term assets	383	497
Total assets	$54,964	$54,057

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,232	$9,679
Accrued expenses	9,493	7,337
Current maturities of operating lease obligations	691	680
Current maturities of finance lease obligations	11	16
Customer deposits	195	157
Total current liabilities	20,622	17,869
Deferred revenue	3,311	3,955
Operating lease obligations, less current maturities	2,563	3,539
Finance lease obligations, less current maturities	12	22
Total stockholders’ equity	28,456	28,672
Total liabilities and stockholders’ equity	$54,964	$54,057

ChromaDex Corporation and Subsidiaries
Consolidated Statements of Cash Flows

The following table presents selected data from our consolidated statements of cash flows for the years presented:

	Year Ended December 31,
(In thousands)	2023	2022
Net cash provided by / (used in):
Operating activities	$7,117	$(15,098)
Investing activities	(143)	(334)
Financing activities	(90)	7,654
Net increase (decrease) in cash and cash equivalents	6,884	(7,778)
Cash and cash equivalents beginning of year	20,441	28,219
Cash and cash equivalents at end of year	$27,325	$20,441

ChromaDex Corporation and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended				Full Year 2023
(In thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Net income (loss), as reported	$(1,902)	$(2,191)	$(959)	$114	$(4,938)
Adjustments:
Interest income, net	(66)	(125)	(188)	(282)	(661)
Depreciation	228	232	233	177	870
Amortization of intangibles	41	39	39	39	158
Amortization of right of use assets	171	173	176	157	677
Share-based compensation	1,273	1,324	1,117	1,037	4,751
Severance and restructuring	186	766	86	5	1,043
Adjusted EBITDA	$(69)	$218	$504	$1,247	$1,900

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended				Full Year 2022
(In thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Net loss, as reported	$(7,740)	$(6,397)	$(985)	$(1,418)	$(16,540)
Adjustments:
Interest expense (income), net	8	10	5	(26)	(3)
Depreciation	201	212	235	221	869
Amortization of intangibles	49	50	44	43	186
Amortization of right of use assets	299	169	170	191	829
Share-based compensation	1,888	1,296	1,229	1,326	5,739
Severance and restructuring	821	17	181	13	1,032
Other income - Employee Retention Tax Credit	$—	$—	$(2,085)	$—	(2,085)
Adjusted EBITDA	$(4,474)	$(4,643)	$(1,206)	$350	$(9,973)

Non-GAAP Financial Information:

To supplement ChromaDex’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA, a non-GAAP financial measure. ChromaDex believes the presentation of such non-GAAP financial measure provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of the non-GAAP financial measure has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, such non-GAAP financial measure is among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

Adjusted EBITDA is defined as net income before (a) interest, (b) depreciation, (c) amortization, (d) non-cash share-based compensation costs, (e) severance and restructuring expense and (f) Other income from the Employee Retention Tax Credit. While ChromaDex believes that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of such measure. This measure is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.